EXHIBIT 11


                          COMPUTATION OF EARNINGS PER SHARE
                          ---------------------------------


                                               Three Months Ended August 31
                                               ----------------------------
                                                     1995           1994
                                                  ---------      ---------

          INCOME FROM CONTINUING OPERATIONS       $  716,000     $  96,000
                                                  ==========     =========

          NET INCOME                              $1,320,000     $ 143,000
                                                  ==========     =========
          Earnings Per Share
          ------------------

          Weighted average number of shares
          outstanding                              4,256,172     4,214,620

          Common share equivalents assuming
          exercise of stock options and warrants     246,100        92,021
                                                  ----------      --------

          Average shares used in
          computing earnings per share             4,502,272     4,306,641
                                                   =========     =========
          Income from continuing operations
          per share                                    $0.16         $0.02
                                                       =====         =====
          Net income per share                         $0.29         $0.03
                                                       =====         =====


          Earnings Per Share - Assuming Full Dilution
          -------------------------------------------

          Weighted average number of shares
           outstanding                             4,256,172     4,214,620

          Common share equivalents assuming
          exercise of stock options and warrants     288,899        98,566
                                                   ---------     ---------

          Average shares used in
          computing earnings per share             4,545,071     4,313,186
                                                   =========     =========
          Income from continuing operations
          per share                                    $0.16         $0.02
                                                       =====         =====
          Net income per share                         $0.29         $0.03
                                                       =====         =====
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